Exhibit 99.2

--------------------------------------------------------------------------------
 Operator

Ladies and gentlemen, thank you for standing by. Welcome to the WMS Industries Inc. fourth quarter results conference call. During the presentation, all participants will be in a listen-only mode. Afterwards, we'll conduct a question-and-answer session.

At that time, if you have a question, please press the 1 followed by the 4 on your telephone. As a reminder, this conference is being recorded, Monday, August 9, 2004. I would now like to turn the conference over to Brian Gamache, President and CEO. Please go ahead, sir.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Thanks, Alistair. Welcome to WMS' fiscal 2004 fourth quarter conference call. On the call with me today are Scott Schweinfurth, our Chief Financial Officer, Orrin Edidin, our Chief Operating Officer and Kathleen McJohn, our General Counsel. Today we'll update you on our financial results for the June quarter and fiscal year 2004, continuing customer acceptance of our new products and game themes and new product approvals. We'll also review our reiterated revenue guidance for Fiscal 2005 as well as provide revenue guidance for the first quarter. At the end of the call, we will take questions from investors and analysts. Before we start, Kathleen will discuss forward-looking statements.

--------------------------------------------------------------------------------
 Kathleen McJohn - WMS Industries Inc. - General Counsel

Thank you, Brian. I need to remind everyone that today's call and simultaneous webcast contains forward-looking statements concerning future business conditions and the outlook for the Company based on currently available information that involves risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements depending on the factors described under "Item 1. Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.

The forward-looking statements made on this call, the web cast, the archived version of any web cast, and any transcript of this call are only made as of this date, and the Company undertakes no obligation to publicly update the forward-looking statements to reflect subsequent events or circumstances, except as required by law. I will now turn the call back over to Brian for an overview of our recent progress.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Thanks, Kathleen. Fiscal 2004 was a highly successful twelve-month period for the Company during which we re-launched WMS Gaming as a leading gaming equipment supplier. We also accomplished several other key operational goals over the last fiscal year to position the Company for future growth. Highlights include:

o G2E 2003 announced to the world that WMS was indeed back and once the first CPU-NXT(TM) games in the Bluebird(TM) cabinet were installed at casinos, casino patrons weighed in with high levels of play. This enabled us to quickly build demand to refresh the existing base of our legacy video gaming devices.

o We also received approvals for 26 new games, almost three times the number of games we had approved for each of the previous past three years, including fiscal 2001, the year we sold our highest number of new gaming devices.

o We further upgraded the infrastructure, processes, and tools used to run our business.

o We extended our contract with Hasbro for the rights to MONOPOLY(R) intellectual property through 2011.

o We signed an important agreement with Multimedia Games to address Class II, Tribal Instant Lottery and Charitable gaming markets.

o We realigned responsibilities among our executive management team allowing the Company to better focus on strategic opportunities.

o And we also formed a second international development studio based in our new London office.

In the end, fiscal 2004 fell just short of a breakeven year, but more importantly, we returned to profitability in our second half. We enter fiscal 2005 with a strong cash position and a balance sheet that provides the necessary flexibility to grow our business.

That being said, the most significant accomplishment for fiscal 2004 was the receipt of necessary gaming approvals from the six North American gaming labs for our new video and mechanical reel platform, which positioned us to launch our new products and re-launch the Company. Heading into fiscal 2004 we had dramatically changed the manner in which we dealt with the regulatory agencies. Through this new focus we were able to garner, on schedule, substantially all of the approvals, which included gaming lab and field trial requirements for the new operating systems and gaming cabinets for both our video and mechanical reel products, alternative peripheral equipment approvals and ticket-in ticket-out cashless gaming system approvals. With these approvals now in hand, Fiscal 2005 will mark a period during which we expand our market share on casino floors due to the launch of our video, WAP and poker products and the impending shipment of our first new mechanical reel products next month.

During the last three months, we continued to achieve progress on all fronts. Let's review the recent progress:

o First, we shipped 3,642 new gaming devices this past quarter, which is 48% above new unit shipments in the prior year quarter. This number was lower than the original projection we provided in May, primarily due to certain regulatory approvals related to peripheral equipment and ticket-in ticket-out cashless gaming systems occurring later than originally anticipated, which approvals have now been subsequently received. The 3,642 new gaming devices shipped consisted of 2,693 Bluebird units, including the first installation of these gaming devices in New Jersey, 351 legacy units and 598 VLT units. Our average sales price was $9,460, which represents an increase of $996 or 12% above the prior year quarter, and the average sales price for the Bluebird units of $10,212 continues to underscore the pricing leverage this gaming cabinet has in the marketplace. During the June quarter, we also shipped 1,207 CPU-NXT upgrade kits. Since we began shipments of CPU-NXT powered products in December of 2003, we've delivered a total of 8,591 Bluebird gaming devices and CPU-NXT upgrade kits to 264 casinos in 21 states and 12 foreign jurisdictions. The level of orders for Bluebird gaming devices compared to orders for upgrade kits is skewing to an even higher mix of Bluebird devices, which continues to be a positive development for our reemergence plan.

o Second, we continue to achieve success in addressing the 50,000+ WMS legacy video gaming devices in casinos. Since we commenced the sales process last September, as of today we have issued sales orders or executed agreements to sell 21,049 Bluebird video gaming devices or CPU-NXT upgrade kits representing about 42% of the 50,000+ WMS video units in casinos. Many of the customers who received their first Bluebird games in December 2003 have since placed re-orders, another testament to the strong acceptance of this product. Two multi-site casino customers have already amended their corporate agreements with us to increase the number of games covered by the original agreements. Of the 21,049 units for which we've issued sales orders or executed agreements, 8,591 of them or 17% of the legacy video gaming devices were installed by June 30, 2004 and 12,458, or 25% of the legacy base have yet to be installed. Of those units still to be installed, 9,283 are Bluebird units and 3,175 CPU-NXT are upgrade kits. We expect to deliver the balance of these units over the next several quarters.

o Third, progress on the regulatory approval front continues. The only approvals still outstanding are one of four ticket-in ticket-out systems in Nevada for the video platform and, for the mechanical reel-spinning platform, game themes, and three of four ticket-in ticket-out systems in Nevada. We fully expect to receive each of those remaining approvals this quarter. With the operating system, gaming cabinet, peripheral equipment and ticket-in ticket-out approvals now essentially behind us, we look forward to returning to a somewhat normalized level of product submissions during the balance of fiscal 2005 focused primarily on new game themes.

The success of our efforts throughout fiscal 2004 has us strategically positioned to refresh our existing market share with new games and, importantly, to garner new market share in fiscal 2005 which will result in improved financial performance with growth in revenues, gross profit and net income.

I'll now turn the call over to Scott to review our fourth quarter financial results.

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

Thanks Brian. Today, WMS reported net income of $0.03 per share for the June 2004 quarter compared to a net loss of $0.17 per share in the June 2003 quarter. Revenue in the June 2004 quarter grew by $17.2 million, or 34%, to $68.1 million, compared to revenue of $50.9 million in the June 2003 quarter. The higher revenue reflects the increase of $18.9 million in product sales partially offset by a $1.7 million decline in gaming operations revenues from the prior year quarter primarily due to a lower installed base of participation games, partially offset by greater royalty revenue. Brian discussed the increase in units sold and average sales price, and as in the last quarter, the benefit from higher priced Bluebird units more than offset lower priced video lottery terminal units that we sold during the June 2004 quarter. We continue to expect growth in the average selling price over the next several quarters as we anticipate sales of Bluebird units to account for a higher percentage of new unit sales.

Parts, used games, conversions and OEM revenues increased by $5.3 million due to a higher level of OEM sales in the June 2004 quarter to Multimedia Games, coupled with higher levels of game conversions as we received more new game approvals over the last several months. Let me point out that these OEM units are in addition to the 3,642 new units we sold during the quarter. During the June 2004 quarter, we shipped 2,094 conversion kits, including 1,207 CPU-NXT upgrade kits, with the balance being conversions of our legacy games.

Gaming operations resumed a positive trend in the June 2004 quarter as both the quarter-end installed base and the average revenue per day grew sequentially by 24 units and $3.52 per day, respectively, over the March 2004 quarter. We installed the very first placements of Once Around Deluxe(TM) in our new Bluebird cabinet right at the end of June. The first installations of our MEN IN BLACK(TM) themed gaming devices occurred in early July. The recent approvals for these products have now enabled us to increase the installed base in our gaming operations business. But more importantly, the open orders for our participation games have grown to their highest level ever. As of today, we have issued orders for over 2,350 conversions or new units, most of which are for placement of new games on Bluebird gaming devices.

The average revenue per day at $41.39 was about the same as the June 2003 quarter, and an improvement of $3.52, or 9%, sequentially over the March 2004 quarter as we continued to refresh the MONOPOLY and HOLLYWOOD SQUARES(TM) themed installed participation base with higher earning new game themes. We continued to install the first CPU-NXT MONOPOLY game theme, Grand Hotel(TM), and due to strong player acceptance, the average net revenue per day rose nicely. For HOLLYWOOD SQUARES, the fourth game in the series, Tour of Stars(TM) was approved, and we have been actively refreshing the installed base with this new game.

Our quarterly consolidated gross profit increased by $9.1 million to $36.2 million. The gross margin on product sales revenues decreased slightly to 40.3% from 40.7% in last year's quarter due to a less favorable mix of products. We continue to expect that over time, the gross margin on the Bluebird devices will approach the mid-40's, as with greater production volumes we expect larger volume discounts from our suppliers, particularly with respect to electronic components. The gross profit margin on gaming operations in the June 2004 quarter increased to 83.0% compared to 69.5% in the June 2003 quarter, reflecting higher royalties received from licensees which were partially offset by higher royalties payable to licensors. The June 2003 quarter included $2.0 million of charges due to inventory write-downs.

Operating income grew by $9.7 million to $0.2 million compared to a $9.5 million loss in the prior year quarter as we generated an increase of $9.1 million in gross profit coupled with $4.1 million in lower selling and administrative expense, partially offset by increases of $1.5 million in research and development costs and $1.9 million in depreciation and amortization expense.

For the June 2004 quarter, research and development costs increased by $1.5 million, or 14% to $12.5 million, related to the ongoing execution of our technology improvement plan, product approval costs, product line expansion costs and increased game offerings. The June 2004 quarter reflected higher than historical levels of product approval costs as we received numerous approvals for operating systems, gaming cabinets, peripheral equipment and ticket-in ticket-out systems. For the full fiscal year, research and development expenses aggregated $44.8 million, representing an increase of slightly more than 11% over fiscal 2003 R&D expense.

The $4.1 million decrease in selling and administrative costs reflects the fact that the fourth quarter of fiscal 2003 included $6.0 million of charges related to the repurchase of restricted stock and the write-off of certain distribution rights. Exclusive of theses charges, selling and administrative costs increased by $1.9 million in the June 2004 quarter compared to the prior year quarter primarily due to costs to support our re-emergence and higher marketing and promotion costs related to the launch of three new product lines: WAP systems, video poker products and mechanical reel games, as we are conducting an aggressive product introduction campaign.

Depreciation and amortization expense increased by $1.9 million, as the level of investment in gaming devices for gaming operations rose during the quarter. This investment trend will continue as we are launching new participation games installed in our new Bluebird cabinet and on a quarterly basis depreciation and amortization will continue to be higher than the prior year quarter for each of the quarters in fiscal 2005.

We incurred interest and issuance cost amortization expense of $948,000 in the June 2004 quarter related to our 2.75% Convertible Notes. We also recorded an income tax benefit of $1.1 million to adjust to our effective tax rate for the fiscal year given our overall pre-tax loss and greater tax credits than originally anticipated. Due to the modest net income for the quarter, the "if converted" method for calculating the impact of shares issuable upon the conversion of the notes was anti-dilutive.

At June 30, 2004, cash and short-term investments totaled $116.2 million, including $470,000 of restricted cash for progressive jackpots. The $16.9 million decrease in cash and short term investments at June 30 from March 31, 2004 was due to: $0.9 million of net income plus $7.9 million of depreciation expense less the tax benefit of $1.1 million; and $4.9 million related to stock option activity; this was offset by decreases due to: $8.3 million of capital expenditures for gaming operations machines which immediately generate revenue; $1.9 million for capital expenditures for property, plant and equipment; and $19.3 million in net increases in working capital investment. The increase in working capital stems primarily from the growth in our business. We had an increase of $10.4 million in accounts receivable due to higher OEM sales and the timing of payments on shipments. We also had an $8.9 million increase in total inventory. Raw materials increased by $6.8 million as we prepare for higher production volumes of both product sales and gaming operations in the September quarter and beyond. Our cash used by operating activities totaled $9.8 million for the June 2004 quarter.

At June 30, 2004, we had $115 million of convertible debt outstanding and our book value per outstanding share was $7.88. Finally, our ratio of current assets to current liabilities was approximately 6.9 to 1 and we had 30.4 million shares outstanding at June 30, 2004.

Let me turn to our expectations for fiscal 2005. On our last conference call, we provided guidance of $340 to $360 million in revenues for fiscal 2005, which we are reiterating today. As of today, the Company has issued sales orders or executed agreements for the sale of 21,162 Bluebird video gaming devices and CPU-NXT upgrade kits of which 8,591 shipped by June 30, 2004. This gives us the best visibility on revenues that we have had in quite some time. We base our revenue expectations on the growing open orders, which now total more than 12,000 units and our record 2,350 open orders of conversion and new participation games. Our revenue guidance represents a 48% to 56% increase over fiscal 2004 revenue.

The September quarter has traditionally been our slowest quarter for new game sales as customers defer new game purchases until the G2E gaming show. We do however expect our revenues to range from $75 million to $80 million for the September quarter. We anticipate shipping between 4,100 and 4,300 new gaming devices and that our footprint of participation games, both linked and non-linked, should be between 4,600 and 4,800 units at September 30, 2004. We expect an average selling price above what was achieved during the June 2004 quarter. We also expect daily revenues to rise above $42 as we expect higher revenues from games on the Bluebird cabinet and the favorable impact of WAP system games, which have higher revenue per day than non-linked games. Royalty revenue from licensees is also expected to continue to grow. We anticipate product sales and gaming operations revenues will grow throughout fiscal 2005.

Capital allocation continues to be a major focus of management and the Board. With the growth we expect in our revenues and profitability in fiscal 2005 and beyond, we are spending more time evaluating the use of available cash and anticipated free cash flow. We recently entered into two agreements for the license rights to two significant intellectual property portfolios to enhance game play and functionality for products which will be introduced as part of the third phase, longer-term portion of our technology improvement plan. Also, as we noted in this afternoon's press release, our Board has instituted a new share repurchase program for up to $20 million of our common stock. In previous buyback programs we have bought back nearly 10% of our outstanding shares.

Management and the Board continue to review a variety of capital allocation options including acquisitions of companies or additional intellectual property, dividends and additional buybacks. We continue to focus on driving long-term shareholder value in the decisions and strategies that we employ.

Let me now turn the call back to Brian for further commentary.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Thanks, Scott

It appears that the timing of our re-emergence coincides very well with the expansion of gaming worldwide. The five new compacts with California tribal casinos when approved by the Secretary of the Interior later this month will certainly provide additional selling opportunities for WMS. We would expect to garner up to 20%-25% of the new unit placements at these casinos the same level we had achieved a few years ago when the market first opened. The legislation approved in Pennsylvania also represents an excellent growth opportunity for WMS, which we believe, will first benefit revenue in fiscal 2006. The UK continues in its efforts to modify its legislation, which we now believe will turn into revenue opportunities for WMS in calendar 2006. We also view Macau and Russia as two markets with high growth potential. We have been an active supplier to the Russian market for the past two years, and in May, we launched the first Bluebird gaming devices there to rave reviews. Domestically, we believe over 20 state legislatures continue to consider gaming initiatives and patience is the watchword, as the enabling legislation has been slower to proceed than most experts originally predicted. Important ballot initiatives will take place in Florida, Oklahoma, Rhode Island and Nebraska this November, and we continue to believe that politicians in Maryland and Ohio will move to approve gaming bills in the next 12 to 24 months. Each new market represents an important growth opportunity for WMS, but it is important to remember that we are unique in the industry. Sustaining our growth is not dependent on new markets opening; our growth potential will be realized as we achieve our fair market share in addressing the 75% of the typical casino floor for which we previously did not have product.

Let me take a minute to address our unique industry position in 2005 and beyond:

First, our product is very fresh and very attractive and enticing to both slot managers and players. We are not reliant on "replacement demand" to meet our growth targets - we have significant market share opportunities that we are poised to take advantage of.

Second, our gaming operations business is on the cusp of great growth as we finally realize the benefits of our WAP development, the strong licensed content we have been amassing, and the continued "refreshes" to our proven brands that we are now supplying to our loyal customers in the Bluebird cabinet. As stated earlier, our open orders for participation games are now at record levels.

Third, our pricing leverage will improve further and our industry premium Bluebird offering will drive further growth in our average sales price. Our customers view our new product offerings as value added propositions.

Fourth, we are able to actively participate in Class II and charitable gaming markets without distracting our focus from our Class III re-emergence. Margins will benefit from greater demand and the excellent OEM relationship we have put in place with Multimedia Games.

Fifth, industry consolidation resulting from recently announced mergers of some of the bigger operators doesn't change our expectations - we've always said that great game play was the driving force in any relationship with our customers. Hence, we look forward to continuing to provide these operators with industry leading, innovative product that drives their profitability and earnings.

Lastly, we continue to believe that success in the international market represents an important growth vehicle. Our recent success in Australia and Russia demonstrates the worldwide appeal of our games. The international growth component in our minds will rival that of North America in the next 4 to 5 years.

Those of you who attended the G2E trade show last year will remember the "wow" we created with our new games and new product lines. It wasn't that we just showed up with a lot of product, we showcased product that very clearly reflected the investments we had made in building a better mousetrap - a much better mousetrap. Those of you who will be at G2E in early October will be treated to the second wave of WMS' innovative product. We expect to demonstrate over 65 new games and a variety of new game play, features and functionality for all of our product lines. As I stated last quarter, this year's show will be much more of a selling session for WMS as we come with the necessary approvals to be able to fulfill our customers' demands. While we'll meet actively with analysts and investors, priority #1 will be writing orders. As we showcase our second wave of innovative new product, we anticipate G2E will enable us to build on the momentum we have already achieved.

In closing, I want to reiterate that our goals for fiscal 2005 are to execute on our growth plan that calls for us to regain lost market share in the video product line and garner new market share for our new mechanical reel spinning platform, poker products and wide area progressive systems. Attaining these goals will result in appropriate returns on all of the investments we have made over the past two and a half years to rebuild the Company based on quality and product integrity, with the best of class engineers, designers and infrastructure.

Operator, we will now take questions.

QUESTION AND ANSWER

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Operator

Thank you. Ladies and gentlemen, if you would like to register a question, press the 1 followed by the 4 on your telephone. You will hear a three-tone prompt to acknowledge your request. If your question has been answered and you would like to withdraw your registration, press the 1 followed by the 3. If you're using a speakerphone, please lift your handset before entering your request. One moment, please, for the first question. Our first question comes from the line of Bill Lerner with Prudential. Please go ahead, sir.

--------------------------------------------------------------------------------
 Bill Lerner - Prudential Securities- Analyst

Thank you, guys. Great quarter. One thing is for Scott, I guess, the first for Scott. Can you talk about when costs are to normalize as a percentage of revenues? I don't think you're there yet. It feels like maybe after you get through the September quarter and all the approvals are behind you, the overtime sort of goes away and so does the unusual approval costs. That would be the first to address. Thanks.

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

I agree with you, Bill. We're not there at this point in time, and we want to get to the point where people will be able to measure increase in those expense levels based upon the increase in revenues, and we do anticipate that we should be getting there in the second half of our current fiscal year.

--------------------------------------------------------------------------------
 Bill Lerner - Prudential - Analyst

Okay, two half fiscal '05. Okay. Can you guys talk a little bit about, you know, participation? I think, certainly a surprise to me to the upside it was huge on a relative basis. Sounds like it's getting bigger. What would you say, I mean, did it strengthen as the mix improved towards the end of fiscal Q4, so we can expect notably better sequentially, or what have you seen with MIB early on that suggests, you know, we're just at the beginning here with your yield story on participation games?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Well, Bill, it's really a combination of factors. I think the introduction of our now Bluebird cabinet, which the first game was Grand Hotel, has been a very nice success to the company, and as well as MEN IN BLACK has now been instituted, as well as the WAP. So it's a combination of launching all the products and getting cashless initiatives in place and getting Bluebird out there that has generated the higher game play and the backlog.

--------------------------------------------------------------------------------
 Bill Lerner - Prudential - Analyst

Okay, and then to that end on your unit sales, what have you seen, you know, what have you experienced that can you say anyway in the system out there with your win-per-unit relative to house averages in the markets where you have been able to roll out fully?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Well, again, we had given some information and I think it was two calls ago, it stated the information we had received at that time, I think, was 1.7 to 2 times house average. We don't expect that information is current, but we do believe that we're earning significantly over house average, and our backlog and revenues would, you know, show that to be true. So I think we're very pleased with the momentum we've received. When you talk about having achieved 42% of that Legacy footprint in a few short quarters, that's a number that we're very proud of and it shows great anticipation for the future.

--------------------------------------------------------------------------------
 Bill Lerner - Prudential - Analyst

That's great. And then the last one is probably for both of you guys. As you think about your -- when you work on your budgeted guidance, can you talk about, you know, where the source of upside might be. You know, is it that California's bigger than, and sooner than you have anticipated in numbers? Where would it come from most likely, if anywhere?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

As far as our budgeting process, Bill, we really never built in any now jurisdictions into our modeling. When they occur, it will be kind of icing on the cake. Our market share and revenue growth this year is going to come from expanding our participation business and growing our installed base of legacy games in the field.

--------------------------------------------------------------------------------
 Bill Lerner - Prudential - Analyst

Okay, so essentially California at this stage is not in.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

It's not baked into our numbers.

--------------------------------------------------------------------------------
 Bill Lerner - Prudential - Analyst

That's great news. Okay, thanks, guys.

--------------------------------------------------------------------------------

Operator

Our next question comes from the line of Harry Curtis with J.P. Morgan. Please go ahead, sir.

--------------------------------------------------------------------------------
 Harry Curtis - J.P. Morgan - Analyst

Hi, guys. I wonder if you could give us an update about what percentage of the product you will be selling, say 6 to 9 months from now, that is still on the shelf? You walked through a handful of approvals that still need to be gained. Can you give us some sense of what percentage of future sales that represents? Is it a large, small amount?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Again, the approvals we're waiting for primarily now, Harry, relate to our cashless initiatives, and that primarily is the state of Nevada. So I believe that during this quarter, you will see us selling games throughout the North American marketplace with fully-approved product with all the different requirements and the peripherals and printer ticket-in-ticket-out cashless. I believe that this is our last quarter that we're currently in before we get those approvals behind us.

--------------------------------------------------------------------------------
 Harry Curtis - J.P. Morgan - Analyst

And you said there are still 3 of 4 platforms that have to be approved?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Three or 4 ticket-in-ticket-out systems that are on the mechanical platform, and we expect that to be launched to coincide with our reel-spinning launch later this quarter as we had planned.

--------------------------------------------------------------------------------
 Harry Curtis - J.P. Morgan - Analyst

Okay, so maybe we'll get specific. Reels should be fully approved by when?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

This quarter. We plan on launching our reel-spinning product in the month of September.

--------------------------------------------------------------------------------
 Harry Curtis - J.P. Morgan - Analyst

Okay. And what do you -- what, if anything, are you still waiting for on your wide area progressives?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

The wide area progressive is still - is the ticketing systems. Again, the ticket-in-ticket-out cashless. We have -- the initial installs so far, Harry, in Nevada have been on hopper only.

--------------------------------------------------------------------------------
 Harry Curtis - J.P. Morgan - Analyst

Right, okay.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

So the cashless is only in GLI because of the field tests required in Nevada.

--------------------------------------------------------------------------------
 Harry Curtis - J.P. Morgan - Analyst

Your sense on the timing of that, is that September as well?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Yes, we should have that in the house in September as well.

--------------------------------------------------------------------------------
 Harry Curtis - J.P. Morgan - Analyst

Okay. Very good. Thank you.

--------------------------------------------------------------------------------
Operator

Our next question comes from the line of Steve Kent with Goldman Sachs. Please go ahead, sir.

--------------------------------------------------------------------------------
 Steve Kent - Goldman Sachs - Analyst

Hey, Brian, Scott, a couple of things I wanted to ask you. One is, are you expecting any impact from the casino mergers that are taking place? Could you just talk about that broadly, how that plays into WMS, both the MGM-Mandalay Bay and also the Harrah's-Caesars, and is that baked into your sales forecast, machine forecast that they may be busy doing other things besides ordering your machines? And then secondly, give us a little bit more color on what really is the plan for G2E. You said you're going to have new products. You also said earlier in your presentation that there would be some new trademark programs that sounds like you just got, or a couple of weeks ago, you just got. Will you be able to showcase those, too?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

I'll answer the first part, Steve. We believe that the two surviving entities of these mergers that you had mentioned, they have already ordered a great number of games and, in fact, have a nice percentage of those 12,000 backlog that we talked about. So, I don't think that these mergers are going to affect us whatsoever. At the end of the day, if we continue to provide great content for these operators, there's going to be demand for our product, and that's the kind of relationships that we plan on establishing with these new companies. So in the short run, we see no reason to change our expectations based on the mergers. As far as G2E, Orrin, do you want to --?

--------------------------------------------------------------------------------
 Orrin Edidin - WMS Industries Inc. - COO

For G2E, on the base sale side, we're going to have a complete offering, both on the video and the reel side. On the gaming ops side, we're going to have the latest installments in our franchise properties, as well as a new franchise property that we have not yet disclosed. We'll be releasing that within the next few days. We're very excited about that. It could be the hallmark of our show. As well as a new proprietary-type innovative product that will be new to the casino floor based on some recently acquired intellectual property. So we're very excited about rolling that out as well.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

The one thing I will add is that, you know, I have seen an incredible difference in our new CPU-NXT operating system, what it's allowed our game designers to do in getting ready for the show. We were excited last year and I think our content has improved demonstrably from last year. That's a credit to them. So we're very excited about G2E.

--------------------------------------------------------------------------------
 Steve Kent - Goldman Sachs - Analyst

Thanks.

--------------------------------------------------------------------------------
Operator

Our next question comes from the line of Aimee Marcel with Jefferies & Company. Please go ahead.

--------------------------------------------------------------------------------
 Aimee Marcel - Jefferies & Company - Analyst

Thank you, I was just looking at IGT's numbers. They expected domestic sales of about 80,000. If we give them the 70% market share, it gives you about the placements that you do say you have for the Bluebird units. How should we weight these throughout the year, this coming year? Because you said you wanted to place over 21,000, but you have only placed about 5,000 so far.

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

Well, we've placed 8500 so far, so our backlog right now is just over 12,000 units.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

But again, I don't believe we've said publicly what our yearly unit guidance would be.

--------------------------------------------------------------------------------
 Aimee Marcel - Jefferies & Company - Analyst

Okay.

--------------------------------------------------------------------------------
Brian Gamache - WMS Industries Inc. - President, CEO, Director

And, again, I'm not responsible for commenting on IGT's numbers. I can only tell you that we have given guidance for the year to be in the $340 to $360 million range in revenue, and hopefully after G2E and get a little bit more visibility behind us, we would like to give on our October call the yearly unit guidance that we can all be very comfortable with.

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

We did say that we anticipate that both product sales and gaming operations revenues would grow throughout fiscal 2005.

--------------------------------------------------------------------------------
 Aimee Marcel - Jefferies & Company - Analyst

So you wouldn't say it was more back-weighted towards the end of 2005, or you just think it's even throughout each quarter?

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

I do think there will be a trend, and we'll talk more about that after we have a little bit more visibility on the last half of the year after we go to G2E.

--------------------------------------------------------------------------------
 Aimee Marcel - Jefferies & Company - Analyst

Okay, also you said your R&D would be increasing throughout next year as well. Is there any kind of metric you could give us for how much it will be increasing?

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

Well, the metric that we gave in the conference call was that year-over-year, '04 was up 11% over '03, and if you'd look at the years prior to that, you would see that the numbers were much larger than that in terms of increases.

--------------------------------------------------------------------------------
 Aimee Marcel - Jefferies & Company - Analyst

Okay. Thank you very much.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Thank you.

--------------------------------------------------------------------------------
Operator

Ladies and gentlemen, as a reminder, to register a question, press the 1 followed by the 4. Our next question comes from the line of Jeff Martin with Roth Capital Partners. Please go ahead.

--------------------------------------------------------------------------------
 Jeff Martin - Roth Capital Partners, LLC - Analyst

Thanks, hi, guys.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Hi.

--------------------------------------------------------------------------------
 Jeff Martin - Roth Capital Partners, LLC - Analyst

Could you give us an idea, I know you mentioned that your September and June quarters are seasonally, typically your lightest. Should we see a significant ramp in the December unit numbers, and do we expect the June quarter to be sequentially up from the March quarter? I know that's a bit far to look out for, you guys, but if you could give us a little bit of color, that would be helpful.

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

Well, yes. We do expect there is going to be a trending up during the year. As I just said to Amy, I think that after the G2E show, we'll be able to give better guidance relative to the second, and especially the third and fourth quarters, because we will have seen what orders get written as a part of that show.

--------------------------------------------------------------------------------
 Jeff Martin - Roth Capital Partners, LLC - Analyst

Sure, sure, understandably. And Scott, maybe you can help out for modeling purposes. How should we look at the OEM and the royalties revenue? Heading out, you said September would be up sequentially from June. Does that continue to ramp or do we reach a point where that eventually levels off and perhaps declines a bit?

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

It's really dependent upon Multimedia's business, and they're providing us some forecasting capabilities, so we have a bit of visibility into the future. Their business has tended to increase over time, and we have been the beneficiary of that and -- we still believe that the Class II market with, you know, the Tribal Instant Lottery Games and with the tribal gaming aspects of it will continue to be a growing part of the entire gaming device installed base in North America, and through our agreement with Multimedia we're prepared to participate in that.

--------------------------------------------------------------------------------
 Jeff Martin - Roth Capital Partners, LLC - Analyst

Would it be unreasonable to, perhaps, annualize this quarter, you know, $13 million for parts conversions and OEM and say, okay, we might be able to do $50 million-plus for that in '05?

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

Yeah, we're -- at this point, Jeff, we're just not prepared to give that level of detail on the forecast.

--------------------------------------------------------------------------------
 Jeff Martin - Roth Capital Partners, LLC - Analyst

Okay. Fair enough. And on your participation games, what percentage would you say you have refreshed within the last 6 months, and do you anticipate the majority of the residual would be refreshed within the next quarter or two?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Of the backlog, Jeff, I believe 1,850 of them are incremental. The remainder are on a refresh basis. So I think that's probably been the backlog that we have been working with in the past, that kind of a ratio. So, we have been refreshing actively, and I think that's when we have seen the nice spike in the win per day, and I would expect to see that win per day, as Scott mentioned in his comments, to continue to grow quarter-over-quarter.

--------------------------------------------------------------------------------
 Scott Schweinfurth - WMS Industries Inc. - CFO, Exec. VP, Treasurer

I think we're in a bit of a transition period here, because there are some games like Grand Hotel that we have put out as CPU-NXT upgrades, and there's other games like MEN IN BLACK and Once Around Deluxe that, for the most part, are going out as new Bluebird gaming devices, and we have looked at the installed base and determined which path we want to go down with each of these alternatives.

--------------------------------------------------------------------------------
 Jeff Martin - Roth Capital Partners, LLC - Analyst

Okay. Great. Thanks, guys.

--------------------------------------------------------------------------------
Operator

Our next question comes from the line of Arieh Coll with Eaton Vance. Please go ahead.

--------------------------------------------------------------------------------
Arieh Coll - Eaton Vance Management, Inc.- Analyst

Hi, good afternoon. One follow-up question for Brian. In your press release at the end, you quoted yourself as saying, our goal is to fully regain our participation market share by the end of fiscal '05. Can you embellish on what exactly you mean by that, please?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Sure, the high watermark for our participation footprint was about 6,200 games, and we have lost about 2,000 of those games over the last 2 1/2 years during our rebuilding process and not having the proper cashless technology. So we would hope that because of the backlog and the new product offerings that we now are employing, that we would expect to build that market share back quickly over the course of this fiscal year.

--------------------------------------------------------------------------------
Arieh Coll - Eaton Vance  Management, Inc.- Analyst

Okay, and just to follow up then, in terms of the actual revenue per day, you obviously had a high watermark there as well. Where do you think you might be by the end of the year in terms of the revenue per day on those participation games?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

I don't think we've given that guidance, but I think we did say in this call that we would expect to do over $42 in this quarter, and we would, you know, hopefully grow that from there. Because, again, the results we're seeing on Bluebird and CPU-NXT are going to transfer immediately to the WAP and the participation business. So that's something we're hanging our hat on in a big way.

--------------------------------------------------------------------------------
Arieh Coll - Eaton Vance  Management, Inc.- Analyst

Okay, let me ask that question in a different way. When you hopefully surpass 6,000 participation units at the end of the fiscal year, is your sense that most of those games will be the newer titles you have today or will it mostly be legacy games that are still in that base?

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

I would say it will be a combination of that -- it will be enhancing the footprints that we have today with MONOPOLY and HOLLYWOOD SQUARES, and it's certainly going to be a very popular introduction of MEN IN BLACK and also other names that we are going to be taking out as well. So I think it's a combination of really growing the WAP business and new product titles that we'll be taking to market.

--------------------------------------------------------------------------------
Arieh Coll - Eaton Vance  Management, Inc.- Analyst

Okay. Thank you. Best of luck.

--------------------------------------------------------------------------------
 Brian Gamache - WMS Industries Inc. - President, CEO, Director

Thank you very much.

--------------------------------------------------------------------------------
Operator

There are no other questions at this time. I will now turn the call back to you.

--------------------------------------------------------------------------------
Brian Gamache - WMS Industries Inc. - President, CEO, Director

Thank you operator and thank you for joining us to get this update on WMS. We hope to see many of you at the upcoming G2E trade show October 5-7 and we look forward to reporting more progress on our path to future success on our fiscal 2005 first quarter conference call in late October. Have a great day.

--------------------------------------------------------------------------------
Operator

Ladies and gentlemen, that does conclude the conference call for today. Thank you for your participation, and I ask you to please disconnect your line.

MONOPOLY is a trademark of Hasbro Inc.(C)2004 Hasbro. Used with permission. All rights reserved.

HOLLYWOOD SQUARES is a trademark of King World Productions Inc.

MEN IN BLACKTM & (C)2004 Columbia Pictures Industries, Inc.

CPU-NXT, Bluebird, Grand Hotel, Once Around Deluxe, and Tour of Stars, are trademarks of WMS Gaming Inc. All rights reserved